As filed with the Securities and Exchange Commission on June 19, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CTI BIOPHARMA CORP.
(Exact name of Registrant as specified in its charter)

Delaware	91-1533912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
CTI BioPharma Corp.
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan
(Full title of the plan)

Adam Craig, M.D., Ph.D.
President and Chief Executive Officer
CTI BioPharma Corp.
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(206) 282-7100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Sean Feller Gibson, Dunn & Crutcher LLP 2029 Century Park East, Suite 4000 Los Angeles, CA 90067-3026 (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	5,100,000	$1.00	$5,100,000	$661.98

(1)
In addition to the number of shares of common stock, par value $0.001 per share (the “Common Stock”) of CTI BioPharma Corp. (the “Registrant”) set forth in the above table, this Registration Statement on Form S-8 (this “Registration Statement”) covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan (the “Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also shall cover any additional shares of Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed based on the weighted average exercise price of outstanding options granted under the Plan.

EXPLANATORY NOTE
The Registrant is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 5,100,000 shares of Common Stock that may be issued under the Plan. The contents of the Registrant’s registration statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2018 (File No. 333-225116) and May 23, 2019 (File No. 333-231708), are incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.    Exhibit Description

4.1
Certificate of Incorporation of CTI BioPharma Corp., a Delaware corporation, dated January 24, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on January 24, 2018).

4.2
Certificate of Amendment to the Certificate of Incorporation of CTI BioPharma Corp., dated May 17, 2018 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed on August 3, 2018).

4.3
Certificate of Amendment to the Certificate of Incorporation of CTI BioPharma Corp., dated May 16, 2019 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed on August 1, 2019).

4.4*	Certificate of Amendment to the Certificate of Incorporation of CTI BioPharma Corp., dated June 5, 2020.

4.5	Amended and Restated Bylaws of CTI BioPharma Corp, a Delaware corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on March 23, 2018).

4.6	CTI BioPharma Corp. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed on June 10, 2020).

4.7
Form of Stock Option Award Agreement under the Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed on May 21, 2018).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page hereto).
____________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 18th of June, 2020.

CTI BIOPHARMA CORP.

By:	/s/ Adam R. Craig, M.D., Ph.D.
Name:	Adam R. Craig, M.D., Ph.D.
Title:	President, Chief Executive Officer and Interim Chief Medical Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adam R. Craig and David H. Kirske, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Laurent Fischer, M.D. Laurent Fischer, M.D.	Chairman of the Board	June 18, 2020
/s/ Adam R. Craig, M.D., Ph.D. Adam R. Craig, M.D., Ph.D.	Director, President, Chief Executive Officer and Interim Chief Medical Officer (Principal Executive Officer)	June 18, 2020
/s/ David H. Kirske David H. Kirske	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial & Accounting Officer)	June 18, 2020
/s/ Michael A. Metzger Michael A. Metzger	Director	June 18, 2020
/s/David R. Parkinson, M.D. David R. Parkinson, M.D.	Director	June 18, 2020
/s/ Matthew D. Perry Matthew D. Perry	Director	June 18, 2020
/s/ Reed V. Tuckson, M.D., F.A.C.P. Reed V. Tuckson, M.D., F.A.C.P.	Director	June 18, 2020